Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made as of September 8, 2003, by and among Viisage Technology, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 30 Porter Road, Littleton, Massachusetts 01460, and the purchasers whose names and addresses are set forth on the signature page hereof (each, a “Seligman Purchaser” and collectively, the “Seligman Purchasers”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Seligman Purchasers agree as follows:

SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 3,973,510 shares (the “Securities”) of common stock, par value $.001 per share (the “Common Stock”), of the Company.

SECTION 2.

2.1 Agreement to Sell and Purchase the Securities. At the First Closing (as defined in Section 3.1), the Company will sell to each Seligman Purchaser, and each Seligman Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of shares of Common Stock set forth opposite such Seligman Purchaser’s name below at the purchase price shown opposite such Seligman Purchaser’s name below:

Seligman Purchaser	Number of Shares to Be Purchased	Price Per Share	Aggregate Price
Seligman Communications and Information Fund, Inc.	1,787,378	$3.775	$6,747,351.95

Seligman New Technologies Fund, Inc.	61,252	$3.775	$231,226.30

Seligman New Technologies Fund II, Inc.	344,370	$3.775	$1,299,996.75

At the Second Closing (as defined in Section 3.1), the Company will sell to the Seligman Purchasers and the Seligman Purchasers will buy from the Company, upon the terms and conditions hereinafter set forth, an aggregate of 456,007 shares of Common Stock at a purchase price of $3.775 per share. J. & W. Seligman & Co. Incorporated shall notify the Company no later than three business days prior to the Second Closing of the number of Second Closing Securities to be purchased by each Seligman Purchaser.

The Company is entering into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Securities to them on the First Closing Date (as defined in Section 3.1). The Securities to be sold to the Seligman Purchasers and the Other Purchasers on the First Closing Date are hereinafter referred to as the “First Closing Securities”), and the Securities to be sold to the Seligman Purchasers on the Second Closing Date (as defined in Section 3.1) are hereinafter referred to as the “Second Closing Securities”). The Seligman Purchasers and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and individually as a “Purchaser,” and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agents” shall mean Needham & Company, Inc. and Adams, Harkness & Hill Inc.

2.2 Independent Nature of Purchasers’ Obligations and Rights. The rights and obligations of each Purchaser under each Agreement are several and not joint with the rights and obligations of each other Purchaser and a Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any Agreement. Nothing contained herein or in any Agreement, and no action taken by any Purchaser pursuant thereto, shall constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Agreements. Except as provided herein and under Delaware law, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Other Agreements, and it shall not be necessary for the other Purchasers to be joined as an additional party in any proceeding for such purpose.

SECTION 3. Closing and Delivery of the Securities.

3.1 Closing. The purchase and sale of the First Closing Securities (the “First Closing”) shall occur as soon as practicable after the execution of the Agreements by the Company and the Purchasers on a date mutually agreed upon by the Company and the Purchasers (the “First Closing Date”) at the offices of the Company’s counsel. The purchase and sale of the Second Closing Securities (the “Second Closing”) shall occur as soon as practicable after the consummation of the Company’s acquisition of the outstanding share capital of ZN Vision Technologies AG (“ZN”) pursuant to that certain Securities Purchase Agreement dated March 28, 2003 by and among the Company, ZN and certain other parties (the “ZN Closing”), on a date mutually agreed upon by the Company and the Seligman Purchasers (the “Second Closing Date”) at the offices of the Company’s counsel, provided that in no event shall the Second Closing Date be more than two (2) business days after the date of the ZN Closing.

3.2 Delivery of the Securities. At the First Closing and the Second Closing, the Company shall deliver to each Seligman Purchaser one or more stock certificates registered in the name of such Seligman Purchaser, or in such nominee name(s) as designated by such Seligman Purchaser in the Stock Certificate Questionnaire attached hereto as Exhibit A, representing the Securities to be purchased at such Closing by such Seligman Purchaser as set forth in Section 2 above or in the notice provided by J. & W. Seligman & Co. Incorporated to the Company pursuant to Section 2.1, as applicable, and bearing the legend specified in Section 5.7 hereof referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement (as defined in Section 4.3) becomes effective.

3.3 Conditions to Closing. (a) The Company’s obligation to complete the purchase and sale of the First Closing Securities pursuant to this Agreement and deliver such stock certificate(s) to any Seligman Purchaser at the First Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company from such Seligman Purchaser of same-day funds in the full amount of the purchase price for the First Closing Securities to be purchased by such Seligman Purchaser as set forth in Section 2 above; (ii) completion of purchases and sales under the Agreements with all of the Other Purchasers; (iii) the accuracy as of the First Closing of the representations and warranties made by such Seligman Purchaser in this Agreement in all material respects (unless any such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects) and the fulfillment of those undertakings of such Seligman Purchaser in this Agreement to be fulfilled prior to the First Closing; and (iv) receipt by the Company of a completed version of Exhibit A, Exhibit B and Exhibit C-1 or C-2 (as applicable) attached hereto from such Seligman Purchaser.

(b) The Company’s obligation to complete the purchase and sale of the Second Closing Securities pursuant to this Agreement and deliver such stock certificate(s) to any Seligman Purchaser at the Second Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company from such Seligman Purchaser of same-day funds in the full amount of the purchase price for the Second Closing Securities to be purchased by such Seligman Purchaser as set forth in the notice provided by J. & W. Seligman & Co. Incorporated to the Company pursuant to Section 2.1; and (ii) the accuracy as of the Second Closing of the representations and warranties made by such Seligman Purchaser in this Agreement in all material respects (unless any such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects) and the fulfillment of those undertakings of such Seligman Purchaser in this Agreement to be fulfilled prior to the Second Closing.

(b) Each Seligman Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the First Closing Securities evidenced thereby shall be subject to the following conditions: (i) the Company, shall have obtained gross proceeds of at least $12,000,000 from the sale of the First Closing Securities at the First Closing, less the gross amount to be invested by clients of J & W Seligman & Co. Incorporated at the Second Closing; (ii) the accuracy as of the First Closing of the representations and warranties made by the Company in this Agreement in all material respects (unless any such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects) and the fulfillment of those undertakings of the Company in this Agreement to be fulfilled prior to the First Closing and the receipt by such Seligman Purchaser of a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to such effect; (iii) the receipt of the opinion described in Section 4.21 dated as of the First Closing Date; and (iv) on the First Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Agreements.

(c) Each Seligman Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Second Closing Securities evidenced thereby shall be subject to the following conditions: (i) the accuracy as of the Second Closing of the representations and warranties made by the Company in this Agreement in all material respects (unless any such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects) and the fulfillment of those undertakings of the Company in this Agreement to be fulfilled prior to the Second Closing, and the receipt by such Seligman Purchaser of a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to such effect; (ii) the receipt of the opinion described in Section 4.21 dated as of the Second Closing Date; (iii) on the Second Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Agreements; and (iv) on the Second Closing Date, the aggregate number of shares of Common Stock purchased and to be purchased by the Seligman Purchasers under this Agreement shall not exceed nine and one-half percent (9.5%) of the then outstanding shares of Common Stock. In the event that purchase of the Second Closing Securities would cause the Seligman Purchasers, collectively, to exceed the foregoing 9.5% threshold, then the number of shares of Second Closing Securities to be purchased by the Seligman Purchasers at the Second Closing shall automatically be reduced to that number of shares which will not cause the Seligman Purchasers, collectively, to exceed the foregoing 9.5% threshold.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Seligman Purchaser, as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is required under applicable law, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). Each of the Subsidiaries (as defined in Rule 405 under the Securities Act) of the Company are listed on Schedule 4.1 to this Agreement along with the Company’s percentage ownership of each Subsidiary and each Subsidiary’s jurisdiction of incorporation. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is required under applicable law, except where failure to so qualify would not have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

4.2 Authorized Capital Stock. The Company’s authorized capital stock consists of 45,000,000 shares of Common Stock, of which 20,361,405 shares were issued and outstanding as of August 26, 2003, and 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares were outstanding as of August 26, 2003. The Company has not issued any shares since August 26, 2003 other than (i) shares of Common Stock pursuant to employee or director equity incentive plans or purchase plans approved by the Company’s Board of Directors and described in the SEC Documents (as defined below) and (ii) upon the exercise of options and warrants outstanding on such date. As of August 26, 2003, the Company had reserved (i) 4,807,100 shares of Common Stock for issuance under the 1996 Management Stock Option Plan (the “Management Plan”), 576,916 shares of Common Stock for issuance under the 1996 Director Stock Option Plan (the “Director Plan”), 800,000 shares of Common Stock for issuance under the 2001 Stock in Lieu of Cash Compensation for Directors Plan (the “Cash Plan”), and 340,000 shares of Common Stock for issuance under the 1997 Employee Stock Purchase Plan (the “Purchase Plan”, and together with the Management Plan, the Director Plan and the Cash Plan, the “Plans”), including 2,534,371 shares issuable upon the exercise of stock options issued by the Company pursuant to the Management Plan, 374,792 shares issuable upon the exercise of stock options issued by the Company pursuant to the Director Plan, 4,160 shares issuable upon the exercise of stock options issued by the Company pursuant to the Purchase Plan outstanding on August 26, 2003 and (ii) 812,469 shares of Common stock for issuance upon the exercise of outstanding warrants to purchase Common Stock. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-88497) as filed with the SEC on November 11, 1999 (the “Form S-1”), except that the Company is authorized to issue 45,000,000 shares of Common Stock as set forth above and no shares of Series A Preferred Stock are currently authorized or outstanding. Except as set forth above, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock or other equity interest in the Company. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Proxy Statement for its 2003 Annual Meeting of Stockholders accurately and fairly describes the Plans. With respect to each Subsidiary, (i) the Company owns 100% of the

Subsidiary’s capital stock free and clear of any pledge, lien security interest, encumbrance, claim or equitable interest, other than as described on Schedule 4.1 to this Agreement, (ii) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except with respect to the commitment of Lau Technologies to vote its shares of Common Stock in favor of (i) the issuance of Common Stock to shareholders of ZN in connection with the Company’s acquisition of the outstanding share capital of ZN and (ii) the election of the ZN stockholder’s nominee for director of the Company as long as such nominee is not an employee of the Company, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.3 Issuance, Sale and Delivery of the Securities. The issuance of the Securities has been duly authorized and, when issued, delivered and paid for in the manner set forth in the Agreements, the Securities will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof set forth in the Form S-1. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to the Agreements. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authorization of the stockholders or the Board of Directors of the Company or others will be required for the issuance and sale of the Securities to be sold by the Company .

4.4 Due Execution, Delivery and Performance of the Agreements. The Company has all requisite legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated thereby. The Agreements have been duly authorized and validly executed and delivered by the Company. The execution and delivery of the Agreements by the Company and the consummation of the transactions contemplated thereby, including the issuance of the Securities, will not (i) conflict with or otherwise violate any provision of the organizational documents of the Company and (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary’s properties, may be bound or affected or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties, in the case of (ii) which would have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body or other person is required for the execution and delivery of the Agreements or the consummation of the transactions contemplated by the Agreements (including the issuance of the Securities) other than such as have been made or obtained and except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Securities. Any forms, notices or other documents required to be filed under blue sky laws and federal securities law prior or subsequent to the First Closing Date or the Second Closing Date, as the case may be, shall be filed on a timely basis prior to or as so required. Assuming the valid execution of the Agreements by the respective Purchasers, the Agreements constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Company in Section 7.3 hereof may be legally unenforceable.

4.5 Accountants. To the Company’s knowledge, BDO Seidman, LLP, who have expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 into the Registration Statement and the prospectus which will form a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.6 No Defaults. Neither the Company nor any Subsidiary is (i) in violation of any provision of its certificate of incorporation or bylaws, or other organizational documents, or (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, (in the case of (ii)), individually or in the aggregate would be reasonably likely to have a Material Adverse Effect, or is in breach of or default with respect to any provision of any bond, debenture, note, agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact or condition which, with notice or lapse of time or both, would constitute a breach or default on the part of the Company as defined in such documents, except such breaches or defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

4.7 Contracts. Except as set forth in Schedule 4.7, the contracts described in the SEC Documents as being in effect on the date thereof are in full force and effect on the date hereof, except for contracts, the termination or expiration of which would not be reasonably likely to have a Material Adverse Effect; and the Company is not, nor to the Company’s knowledge is any other party, in breach of or default under any of such contracts which breach or default would be reasonably likely to have a Material Adverse Effect.

4.8 No Actions. Except as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party or of which property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters, or instituted by the SEC, The Nasdaq Stock Market, Inc., any state securities commission or other governmental or regulatory agency, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect and no labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened which might reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003, neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

4.9 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in Company’s most recently filed Form 10-Q other than those that have been disposed of in the ordinary course of business, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or any Subsidiary. All properties and assets that are leased by the Company or any Subsidiary are held under valid and binding leases subject to no lien, pledge, change or other encumbrance of any kind other than liens in favor of the Company’s lenders as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Preliminary Proxy Statement filed on July 3, 2003, as amended (excluding in each case all exhibits thereto and any documents incorporated therein by reference), and the Company or such Subsidiary, as applicable, is in compliance with such leases. The Company or a Subsidiary owns or leases all such properties as are necessary in all material respects to its operations as now conducted and as presently proposed to be conducted.

4.10 No Material Change. Since June 29, 2003 and except as specifically disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003 or the Company’s Preliminary Proxy Statement filed on July 3, 2003, as amended (excluding in each case all exhibits thereto and any documents incorporated therein by reference), (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or any Subsidiary; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident, other calamity or otherwise whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Securities under the Agreements and shares or options issued pursuant to the Plans or upon the exercise of warrants outstanding on such date, or in indebtedness material to the Company (other than in the ordinary course of business); (v) there has not been any Material Adverse Effect; and (vi) there has not been any material adverse change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries considered as one enterprise.

4.11 Intellectual Property. Except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Preliminary Proxy Statement filed on July 3, 2003, as amended (excluding in each case all exhibits thereto and any documents incorporated therein by reference):

(a) Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, trade secrets, technical know-how and other proprietary intellectual property rights (collectively, “Intellectual Property”) that are necessary to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as now conducted or, to the knowledge of the Company, as proposed to be conducted, in each case, to the knowledge of the Company, free and clear of all liens (other than liens in favor of the Company’s lenders as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s Preliminary Proxy Statement filed on July 3, 2003, as amended), except where the failure to own, license or have the right to use such Intellectual Property would not have a Material Adverse Effect.

(b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing or has any knowledge of any asserted infringement by the Company or any of its Subsidiaries (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products) of the rights of any person with regard to any Intellectual Property which, individually or in the aggregate, would have a Material Adverse Effect and nor has the Company nor any of its Subsidiaries received any notice of any such infringement. As of the date of this Agreement, to the knowledge of the Company, no person or persons are infringing on the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property right in a manner which, individually or in the aggregate, would have a Material Adverse Effect.

(c) No claims are pending or, to the knowledge of the Company, threatened with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property which, individually or in the aggregate, would have a Material Adverse Effect.

(d) All patents, trademarks and applications therefor owned by the Company or any of its Subsidiaries that are material to the business of the Company or its Subsidiaries have been duly registered, filed with or issued by each appropriate governmental authority, all necessary affidavits of continuing use have been filed and all necessary material maintenance fees have been timely paid to continue all such rights in effect, except where the failure to timely pay would not have a Material Adverse Effect. To the Company’s knowledge, none of the Company’s patents have been declared invalid or unenforceable, in whole or in part, by any governmental authority. Each inventor named on the patents and patent applications of the Company or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, or otherwise is under a duty or obligation to so assign such right, title and interest.

(e) The Company uses, and has used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

4.12 Compliance. The Company has conducted and is conducting its business in compliance with all statutes, laws, ordinances, decrees, orders, rules and regulations of any governmental body or regulatory authority applicable to it including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

4.13 Taxes. The Company and each of its Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns in compliance with all applicable laws and all such returns were true, correct and complete when filed and the Company and each of its Subsidiaries has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been or might be asserted or threatened against .

4.14 Transfer Taxes. On the First Closing Date and the Second Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Seligman Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.15 Investment Company. The Company is not and immediately after receipt of payment for the Securities will not be an “investment company”, an entity “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, in each case, within the meaning of the Investment Company Act of 1940, as amended and shall conduct its business in a manner so that it will not become subject to such Act.

4.16 Private Offering. Assuming the correctness of the representations and warranties of the Seligman Purchasers in Section 5 hereof, the offer and sale of the Securities hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Second Closing Date any offering material in connection with the offering and sale of the Securities other than the Confidential Private Placement Memorandum dated July 21, 2003 prepared by the Company in connection with the offering of the Securities (the “Private Placement Memorandum”) and any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agents to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.17 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.18 Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries or made by any person acting on their behalf and of which the Company or any of its Subsidiaries is aware which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.19 Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Company represents and warrants that the information contained in the following documents, which are all the documents that the Company was required by the Exchange Act to file during the 12 months preceding this Agreement and which the Placement Agent has furnished to the Seligman Purchasers, or will furnish prior to the First Closing, did not, as of their respective dates, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2002;

(b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2002, September 29, 2002, March 30, 2003 and June 29, 2003;

(c) the Company’s Definitive Proxy Statement for the 2003 Annual Meeting of Stockholders;

(d) the Company’s Preliminary Proxy Statement filed on July 3, 2003, as amended;

(e) Amendment No. 1 and Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-97165);

(f) Rule 424(b)(3) Supplements to Registration Statement on Form S-3 (File No. 333-76560);

(g) the Company’s Current Report on Form 8-K filed March 31, 2003;

(h) the Company’s Current Report on Form 8-K filed June 4, 2003;

(i) Soliciting Material pursuant to Section 240.14a-12 filed July 8, 2003; and

(j) the Company’s Current Report on Form 8-K filed August 5, 2003.

4.20 SEC Documents. As of the date of filing of each of the documents described in Section 4.19 (collectively the “SEC Documents”), each such document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such document. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes, may be condensed or summary statements and may be subject to normal year end adjustments which are not expected to be material in amount), are consistent with the books and records of the Company and its Subsidiaries and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows for the periods then ended. The financial information in the Private Placement Memorandum has been prepared on a basis consistent with the financial statements of the Company. The Company satisfies the requirements for the use of Form S-3 for registration of the resale of the Securities and does not have any knowledge or reason to believe that it does not satisfy such requirements or any knowledge of any fact which would reasonably result in its not satisfying such requirements.

4.21 Legal Opinions. Prior to the First Closing and the Second Closing, Choate, Hall & Stewart, counsel to the Company, will deliver its legal opinion in the form set forth as Exhibit E hereto.

4.22 Nasdaq Compliance and Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National

Market nor has the Company received any notification that the SEC or the Nasdaq National Market is terminating such registration or listing. The Company and the Common Stock meet the criteria for continued listing and trading on the Nasdaq National Market. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Securities and the listing thereof on the Nasdaq National Market. In furtherance thereof, the Company shall use its best efforts to take such actions as may be necessary and as soon as practicable after the First Closing Date to file with the Nasdaq National Market an application or other document required by the Nasdaq National Market and pay all applicable fees for the listing of the Securities with the Nasdaq National Market and shall provide evidence of such filing to the Purchasers.

4.23 Price of Common Stock. The Company has not taken or caused or knowingly permitted to be taken and will not take or cause or knowingly permit to be taken, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

4.24 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which is reasonably likely to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.25 ERISA Matters. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Internal Revenue Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could be reasonably expected to cause the loss of such qualification.

4.26 Full Disclosure. Neither this Agreement nor the Private Placement Memorandum, when read together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. As of the First Closing Date and other than the transaction contemplated by this Agreement, there is no fact or circumstance existing which, to the knowledge of the Company, requires the Company to file a report with the SEC on Form 8-K and for which the Company has not filed such Form 8-K with the SEC prior to the First Closing Date, and the Company has no present intention to file a Form 8-K for any existing fact or circumstance known to the Company other than with respect to the closing of the acquisition of the outstanding share capital of ZN.

4.27 Other Investor Agreements. The Other Agreements are in substantially the same form as this Agreement except with respect to investor specific information including, but not limited to, the number of Securities purchased.

4.28 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and other general corporate purposes.

4.29 Form D Filing. The Company agrees to file one or more Form Ds with respect to the sale of the Securities under the Agreements on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

SECTION 5. Representations, Warranties and Covenants of the Seligman Purchasers. Each Seligman Purchaser hereby represents and warrants to, and covenants with, the Company, in each case as to itself only, as follows:

5.1 Investment Representations and Covenants. (i) such Seligman Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) such Seligman Purchaser is acquiring the Securities purchased by it pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act; (iii) such Seligman Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective Rules and Regulations; (iv) such Seligman Purchaser has completed or caused to be completed the Stock Certificate Questionnaire attached hereto as Exhibit A, the Registration Statement Questionnaire attached hereto as Exhibit B, for use in preparation of the Registration Statement and the Certificate attached hereto as Exhibit C-1 or C-2, as applicable, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement, provided that such Seligman Purchaser shall be entitled to update such information by providing notice thereof to the Company before the effective date of the Registration Statement; (v) such Seligman Purchaser will notify the Company immediately of any change in any of such information until such time as such Seligman Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (vi) such Seligman Purchaser has, in connection with its decision to purchase the Securities purchased by it pursuant to this Agreement, relied solely upon the SEC Documents, the Private Placement Memorandum, other publicly available information and the representations and warranties of the Company contained herein; and (vii) such Seligman Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Such Seligman Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Seligman Purchaser’s investment intent as expressed herein.

5.2 Compliance with Resale Requirements. Unless such sale is pursuant to an applicable exemption from the Securities Act, such Seligman Purchaser hereby covenants with the Company not to make any sale of the Securities without satisfying the prospectus delivery requirement under the Securities Act. In connection with any sale of the Securities under the Registration Statement, such Seligman Purchaser shall deliver to the Company’s transfer agent a certificate in the form of Exhibit D executed by an authorized officer of such Seligman Purchaser. Such Seligman Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration as set forth in Section 7.2. Such Seligman Purchaser covenants to notify the Company within a reasonable period of time of the sale of all of its Securities.

5.3 Authorization; Validity of Agreement. Such Seligman Purchaser further represents and warrants to, and covenants with, the Company that (i) such Seligman Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Seligman Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of such Seligman Purchaser in Section 7.3 hereof may be legally unenforceable.

5.4 Requirements of Foreign Jurisdictions. Such Seligman Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. The Placement Agents are not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.

5.5 Restriction on Short Sales and Hedging. Such Seligman Purchaser will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Common Stock in violation of the Securities Act, nor will such Seligman Purchaser engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock by such Seligman Purchaser or any other person or entity in violation of the Securities Act.

5.6 No Legal, Tax or Investment Advice. Such Seligman Purchaser understands that nothing in this Agreement, the SEC Documents, the Private Placement Memorandum or any other materials presented to such Seligman Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Seligman Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

5.7 Restrictive Legend. Such Seligman Purchaser understands that, until such time as the Registration Statement has been declared effective, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities to prevent transfers not in accordance with the Securities Act):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Seligman Purchasers herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Seligman Purchasers of the Securities being purchased and the payment therefor.

SECTION 7. Registration of the Securities; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information from the Purchasers, as soon as practicable, but in no event later than five (5) business days following the Second Closing Date (the “Filing Date”) prepare and file with the SEC the Registration Statement on Form S-3 relating to the sale of Securities (including any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event with respect to the Securities or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by the Purchasers) by the Purchasers from time to time through The Nasdaq Stock Market or the facilities of any national securities exchange on which the Company’s Common Stock is then traded or in privately-negotiated transactions. The Company shall amend the Registration Statement from time to time or file an additional registration statement on Form S-3 as necessary to include Penalty Shares (as defined below), if any. The Securities and the Penalty Shares, if any, are hereinafter referred to collectively as the “Registrable Securities”;

(b) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information, to cause the SEC to declare the Registration Statement effective as promptly as practicable after it is filed with the SEC but in no event later than (90) calendar days after the date of this Agreement (the “Required Effective Date”). The Company’s reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under Section 7.2, use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) business days after such SEC notification. On the date that the Registration Statement has been declared effective by the SEC, the Company will notify the Seligman Purchasers in writing of such effectiveness;

(c) subject to receipt of necessary information from the Purchasers, prepare and file with the SEC (and promptly notify the Purchasers of such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and free from any material misstatement or omission to state a material fact until the earlier of (i) twenty-four months after the effective date of the Registration Statement, as extended by the length of any Suspension (as defined below) or (ii) such time as all Registrable Securities have been sold;

(d) promptly furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of prospectuses, including preliminary prospectuses, in conformity with the provisions of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers;

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented except as required by the Securities Act; and

(f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, including reasonable fees for a single counsel representing all of the Purchasers in connection with the Registration Statement, but not including fees and expenses, if any, of other advisers to the Seligman Purchasers or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Seligman Purchasers or the Other Purchasers, if any.

7.2 Transfer of Securities After Registration; Suspension. (a) Each Seligman Purchaser agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by the Securities Act or applicable law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Seligman Purchaser or its Plan of Distribution.

(b) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Seligman Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Seligman Purchasers will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Seligman Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until they are advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Seligman Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Seligman Purchasers, the Seligman Purchasers shall be entitled to specific performance in the event the Company fails to comply with the provisions of this Section 7.2(b).

7.3 Indemnification. For the purpose of this Section 7.3:

(i) the term “Purchaser” shall mean J & W Seligman & Co. Incorporated, each Seligman Purchaser, and their respective directors, officers, employees, agents and controlling persons (within the meaning of the Securities Act); and

(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

(a) The Company agrees to indemnify and hold harmless each of the Purchasers, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof ) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the financial statements and schedules, and all other documents filed as a part thereof, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations promulgated under the Securities Act or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform any undertaking included in the Registration Statement, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law and will reimburse each Purchaser for any legal and other expenses as such expenses are reasonably incurred by such Purchaser in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 hereof respecting sale of the Securities (unless such failure shall be a result of the Company breaching any of its obligations to such Purchaser hereunder), (iii) the inaccuracy of any representations made by such Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was received by such Purchaser at least twenty-four hours prior to the pertinent sale or sales by such Purchaser.

(b) Each Seligman Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Seligman Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Seligman Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 hereof respecting the sale of the Securities (unless such failure shall be a result of the Company breaching any of its obligations to such Seligman Purchaser hereunder) or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus, or any amendment or supplement thereto or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Seligman Purchaser expressly for use therein or (iii) the failure by such Seligman Purchaser to deliver in connection with any sale or sales of Securities by such Seligman Purchaser a subsequent Prospectus that corrects any statement or omission in any Prospectus if such subsequent Prospectus was received by such Seligman Purchaser at least twenty-four hours prior to the pertinent sale or sales of Securities by such Seligman Purchaser, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that no Seligman Purchaser shall be liable for any amount, individually or in the aggregate under this Section 7, in excess of the net proceeds (the “Net Proceeds”) received by such Seligman Purchaser with respect to such Seligman Purchaser’s sale of the Securities.

(c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 except to the extent it is materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party, based on the opinion of its counsel, shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event, shall any indemnifying party be liable in respect of any amounts paid in settlement of any action or claim unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably be withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions or inaccuracies which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Seligman Purchaser shall be required to contribute any amount in excess of the amount by which the Net Proceeds exceeds the amount of any damages that such Seligman Purchaser has otherwise been required to pay by reason of all such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Seligman Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

(e) The obligations of the Company and the Seligman Purchasers under this Section 7 shall survive the completion of any offering of Registrable Securities in the Registration Statement.

7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such Securities may be sold under Rule 144 or under another exemption from registration under the Securities Act.

7.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Seligman Purchasers, the Company will furnish to the Seligman Purchasers:

(a) as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) its quarterly reports on Form 10-Q, (iv) a full copy of the Registration Statement and (v) its reports or Form 8-K (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of a Seligman Purchaser, a reasonable number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and

(c) the Company, upon the reasonable request of any Seligman Purchaser, will meet with such Seligman Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Registrable Securities; provided that the Company shall not be required to disclose any confidential information or to meet with a Seligman Purchaser or its representative until and unless such Seligman Purchaser and/or its representative shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company.

7.6 Delay in Effectiveness of Registration Statement. If the Registration Statement is not declared effective by the SEC by the Required Effective Date, then for each fifteen (15) day period following the Required Effective Date, until but excluding the date the SEC declares the Registration Statement effective, the Company shall, for each such 15-day period, pay each Seligman Purchaser with respect to any such failure, as liquidated damages and not as a penalty, either (at the Company’s discretion): (a) an amount in cash or other immediately available funds equal to 1.5% of the purchase price paid by such Seligman Purchaser for its Securities pursuant to this Agreement or (b) a number of validly issued, fully paid and nonassessable additional shares of Common Stock (the “Penalty Shares”) determined by dividing (i) the amount otherwise payable pursuant to the preceding clause (a), by (ii) 2.69; and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such period ends. Any payments made pursuant to this Section 7.6. shall not constitute the Seligman Purchasers’ exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Seligman Purchaser in respect of the same Securities for the same period of time.

7.7 Rule 144. For a period of two years following the date hereof, the Company agrees with each holder of Registrable Securities to:

(a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other publicly filed reports and documents of the Company as such holder may reasonably require to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 8. Broker’s Fee. The Seligman Purchasers acknowledge that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Securities to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchasers.

SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Viisage Technology, Inc.

30 Porter Road

Littleton, MA 01460

Attention: Bernard C. Bailey

with a copy to:

Viisage Technology, Inc.

30 Porter Road

Littleton, MA 01460

Attention: Elliot J. Mark

and

Choate, Hall & Stewart

Exchange Place

53 State Street

Boston, MA 02109

Attention: Charles J. Johnson, Esq.

or to such other person at such other place as the Company shall designate to the Seligman Purchasers in writing; and

if to a Seligman Purchaser, at its address as set forth on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. Changes. With the exception of Section 7 hereof, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Seligman Purchasers. With respect to Section 7 hereof, with the written consent of the Company and holders of more than 75% of the Registrable Securities then outstanding and held by all Purchasers, the terms of the Agreement may be waived or amended and any such waiver or amendment shall be binding upon the Company and all holders of Securities.

SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

SECTION 15. Confidential Information. Each Seligman Purchaser represents to the Company that, at all times during the Company’s offering of the Securities, such Seligman Purchaser has maintained in confidence all non-public information regarding the Company received by such Seligman Purchaser from the Company or its agents (including without limitation the Placement Agents), and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by such Seligman Purchaser or its agents.

SECTION 16. Expenses. Each of the Company and the Purchasers shall bear its own expenses in connection with the preparation and negotiation of the Agreements, provided that, notwithstanding the foregoing, the Company agrees to pay the reasonable fees and disbursements of counsel to the Seligman Purchasers in connection with the negotiation, documentation and consummation of this Agreement and the transactions contemplated hereby, not to exceed $20,000.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

VIISAGE TECHNOLOGY, INC.

By	/s/ William K. Aulet
Name:	William K. Aulet
Title:	Senior Vice President and Chief Financial Officer

SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.

By:	J. & W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name: Gregory M. Cote
Title: Senior Vice President

SELIGMAN NEW TECHNOLOGIES FUND, INC.

By:	J. & W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name: Gregory M. Cote
Title: Senior Vice President

SELIGMAN NEW TECHNOLOGIES FUND II, INC.

By:	J. & W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name: Gregory M. Cote
Title: Senior Vice President

Address:	c/o J&W Seligman & Co. Incorporated
100 Park Avenue
NY, NY 10017
Telephone:	(212) 850-1864
Telecopier:	(212) 922-5731

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Securities Purchase Agreement)

A.	Complete the following items ON EACH OF THE TWO COPIES of the Securities Purchase Agreement:

1.	Signature Page: Provide the information regarding the Purchaser requested on the signature page. The agreement must be executed by an individual authorized to bind the Purchaser.

2.	Exhibit A - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

3.	Exhibit B - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

4.	Exhibits C-1 and C-2 – Purchaser Certificate: Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

B.	Return the properly completed and signed Securities Purchase Agreement signature pages and Exhibits A, B and C-1 or C-2 (as applicable) to:

Viisage Technology, Inc.

30 Porter Road

Littleton, MA 01460

Attention: Elliot J. Mark

C.	Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile to the Purchaser by the Placement Agents at a later date.

D.	To resell the Securities after the Registration Statement covering the Securities is effective, as described in the Securities Purchase Agreement:

1.	provided that a Suspension of the Registration Statement is not then in effect pursuant to the terms of the Securities Purchase Agreement, the Purchaser must arrange for the delivery of a current Prospectus to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

2.	the Purchaser must send a letter in the form of Exhibit D to the Securities Purchase Agreement to the Company’s transfer agent, with a copy to the Company, so that the Securities may be properly transferred.

EXHIBIT A

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3.2 of the Securities Purchase Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be Registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

EXHIBIT B

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.	Please provide the number of shares of Viisage Technology, Inc. Common Stock that you or your organization will own immediately after the First Closing and, if applicable, the Second Closing, including those purchased by you or your organization pursuant to this Agreement and those shares of Common Stock purchased by you or your organization through other transactions:

3.	The Purchaser represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.

Exceptions (if left blank, response will be deemed “none”):

EXHIBIT C-1

CERTIFICATE FOR INDIVIDUAL PURCHASERS

If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

This certificate does not constitute an offer to sell or a solicitation of an offer to buy any security. By signing this Certificate, the undersigned will be authorizing the Company to provide a completed copy of this Certificate to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that the undersigned otherwise satisfies the suitability standards applicable to purchasers of the Securities.

CERTIFICATE

I certify that the representations and responses below are true and accurate:

The undersigned represents that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

             (1) A natural person whose net worth, either individually or jointly with such person’s spouse exceeds $1,000,000.

             (2) A natural person who had an income in excess of $200,000, or joint income with the person’s spouse in excess of $300,000, in 2001 and 2002, and reasonably expects to have individual income reaching the same level in 2003.

             (3) An executive officer or director of the Company.

Dated:

Name(s) of Purchaser

Signature

Signature

EXHIBIT C-2

CERTIFICATE FOR CORPORATE, PARTNERSHIP,

TRUST, FOUNDATION AND JOINT PURCHASERS

If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchasers (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

This certificate does not constitute an offer to sell or a solicitation of an offer to buy any security. By signing this Certificate, the undersigned will be authorizing the Company to provide a completed copy of this Certificate to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that the undersigned otherwise satisfies the suitability standards applicable to purchasers of the Securities.

CERTIFICATE

The undersigned certifies that the representations and responses below are true and accurate.

(a) The person signing on behalf of the undersigned has the authority to exercise and deliver the Securities Purchase Agreement on behalf of the Purchaser, and to take other sections with respect thereto.

(b) Indicate the form of entity of the undersigned:

____________________________________ Limited Partnership

____________________________________ General Partnership

____________________________________ Corporation

                                                                                     Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:

                                                                                      (Continue on a separate piece of paper, if necessary.)

                                                                                      Other Type of Trust (indicate type of trust and, for trusts other than pension trust, name the guarantors and beneficiaries:

__________________________________________________________________________________________

__________________________________________________________________________________________

____________________________________. (Continue on a separate piece of paper, if necessary.)

____________________________________ Other form of organization (indicate form of organization (            )

(c) The undersigned represents that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor sums. Please initial each category applicable to you as an investor in the Company.

             1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

             2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

             3. An insurance company as defined in Section 2(13) of the Securities Act;

             4. As investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

             5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

             6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

             7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

             8. A private business development company as defined in Section 202(a)(23) of the Investment Advisers Act of 1940;

             9. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

             10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

             11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

(Continue on a separate piece of paper, if necessary.)

Dated: , 2003

Name of investor

Signature and title of authorized officer, partner or trustee

EXHIBIT D

VIISAGE TECHNOLOGY, INC.

CERTIFICATE OF SUBSEQUENT SALE

[TRANSFER AGENT]

[ADDRESS]

RE:	Sale of Securities of Viisage Technology, Inc. (the “Company”) pursuant to the prospectus dated , (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Securities pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):
Record Holder (e.g., if held in name of nominee):
Restricted Stock Certificate No.(s):
Number of Securities Sold:
Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and, if required by counsel for the Company, BEARING A RESTRICTIVE LEGEND. Further, if required by counsel for the Company, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

By:

Print Name:

Title:

Dated:______________________

cc:	Viisage Technology, Inc.

30 Porter Road

Littleton, MA 01460

Attention: Elliot J. Mark

EXHIBIT E

FORM OF OPINION OF CHOATE, HALL & STEWART LLP

September         , 2003

ADAMS, HARKNESS & HILL, INC.

60 State Street

Boston, MA 02109

NEEDHAM & CO., INC.

One Post Office Square

Boston, MA 02109

Ladies and Gentlemen:

We have acted as counsel to Viisage Technology, Inc., a Delaware corporation (the “Company”), in connection with the preparation, execution and delivery of Purchase Agreements (the “Purchase Agreements”) each dated today, among the Company and each of the Purchasers identified therein, and in connection with the transactions contemplated thereby.

This opinion is being delivered to you pursuant to Section 4.21 of the Purchase Agreements. Capitalized terms used in this opinion which are not otherwise defined have the meanings set forth in the Purchase Agreements.

In connection with this opinion, we have examined the Purchase Agreements, the Certificate of Incorporation (the “Certificate of Incorporation”) and the bylaws (the “Bylaws”), of the Company. We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, documents, other certificates and other instruments, and we have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In delivering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies and the legal capacity of natural persons.

We have assumed, for the purposes of this opinion, that each of the Purchasers has the authority and power to enter into and perform their respective obligations under the Purchase Agreements, and that each of the Purchase Agreements has been duly authorized, executed and delivered by the Purchaser party thereto and constitute its legal, valid and binding obligation.

As to matters of fact relevant to this opinion, we have relied upon and have assumed the truthfulness of the representations contained in the Purchase Agreements and have made no independent investigation with respect thereto. As to matters which are stated to be to our knowledge, we are referring to the actual knowledge only of those attorneys at Choate, Hall &

Stewart who have represented the Company in connection with the transactions contemplated by the Purchase Agreements.

We note that the Purchase Agreements provide that they shall be governed by and construed in accordance with the laws of the State of New York. The opinions expressed herein are limited to the effect on the subject transactions of the laws of The Commonwealth of Massachusetts (without giving effect to conflicts of laws principles), the Delaware General Corporation Law and the Federal laws of the United States. Solely for the purpose of rendering our opinion set forth in paragraph 7 below as to the enforceability of the Purchase Agreements, we have assumed that, notwithstanding the choice of law provisions of the Purchase Agreements calling for the application of laws other than those of The Commonwealth of Massachusetts, the laws of The Commonwealth of Massachusetts would be applied to the Purchase Agreements.

With respect to the matters set forth in paragraphs 2 and 3 below, we are relying exclusively on certificates of recent date from the Secretary of State of Massachusetts and the Secretary of State of New Hampshire. With respect to the matters set forth in paragraph 3, we have not opined as to VIDS Acquisition Corporation, a Delaware corporation, and Viisage Australia, LTD, an Australian corporation, because we understand from the Company that these entities do not conduct any business.

Our opinion contained in paragraph 7 below as to the enforceability of the Purchase Agreement is subject to the qualifications and limitations (a) that enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to creditors’ rights and remedies generally, and (ii) the application of principles of equity (regardless of whether considered at a proceeding in equity or at law), including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought, (b) that we express no opinion as to the enforceability of any provision contained in the Purchase Agreements (i) providing for rights of indemnity and/or contribution under federal or state securities laws or regulations, common law or otherwise, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state that may not be waived, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, or (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Purchase Agreements may be brought, (v) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (vi) relating to the effect of invalidity or unenforceability of any provision of the Purchase Agreements on the validity or enforceability of any other provision thereof, (vii) requiring the payment of penalties, consequential damages or liquidated damages, or (vii) provides that the terms of the Purchase Agreements may not be waived or modified except in writing.

For purposes of our opinion contained in paragraph 9, we have assumed that all of the conditions to the Second Closing are set forth in (i) the Purchase Agreements and (ii) the letter agreement dated today between the Purchasers and the Company relating, among other things, to the execution and delivery of lock-up agreements to the Purchasers.

Based upon and subject to the foregoing, it is our opinion that:

1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

2. The Company is duly qualified to transact business as a foreign corporation and is in corporate good standing in Massachusetts.

3. Biometrica Systems, Inc. (the “Subsidiary”) has been duly organized and is validly existing and in good standing under the laws of the State of New Hampshire.

4. Each of the Company and the Subsidiary has all requisite corporate power and authority necessary to own its properties and to conduct its businesses in the manner presently to our knowledge conducted.

5. The Securities to be purchased by the Purchasers at the Closings have been duly authorized, and, when issued, delivered and paid for in the manner set forth in the Purchase Agreements, the Securities will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Form S-1. To our knowledge, (a) no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to the Purchase Agreements and (b) no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by the Company pursuant to Section 7.1 of the Purchase Agreements (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement.

6. No further approval or authorization of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company to the Purchasers pursuant to the Purchase Agreements.

7. The Company has the requisite corporate power and authority to execute and deliver the Purchase Agreements, and to perform its obligations thereunder. Each of the Purchase Agreements (a) has been duly authorized by all necessary corporate action on behalf of the Company, (b) has been validly executed and delivered by the Company and (c) is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. The execution and delivery of the Purchase Agreements by the Company and the consummation of the transactions contemplated thereby, including the issuance of the Securities, will not conflict with or otherwise violate any provision of the Certificate of Incorporation or By-laws of the Company.

9. Based in part on the representations and warranties of the Purchasers in the Purchase Agreements, the offering, sale, issuance and delivery of the Securities pursuant to the Purchase Agreements do not require registration under the Securities Act or registration or qualification, or any filing to perfect an exemption, under any state securities laws, except for filings required by state securities laws which are required to be made after the issuance and sale to the Purchasers of the Securities, which filings the Company has informed us will be timely made.

This opinion is for your use and benefit and for the use and benefit of the Purchasers only in connection with the transactions contemplated by the Purchase Agreements and may not be furnished by you or any Purchaser to any other person or used for any other purpose without our prior written consent. This opinion may be relied upon by the Purchasers as though it was addressed to each of them. This opinion is delivered as of the date set forth above, and we disclaim any obligation to advise you of any changes to this opinion based on changes of law, facts or circumstances occurring after the date of this opinion.

Very truly yours,

CHOATE, HALL & STEWART

Schedule 4.1

Subsidiaries

Entity	Jurisdiction	Ownership
Biometrica Systems, Inc.	New Hampshire	100%
VIDS Acquisition Corporation	Delaware	100%
Viisage Australia, Ltd.	Australia	50%

Schedule 4.7

Contracts

On July 31, 2003 the superior court for Fulton County, Georgia issued a preliminary injunction stopping Georgia’s Department of Motor Vehicle Safety from continuing to work with the Company to install a new drivers’ license system for the state of Georgia. This injunction is the result of a law suit filed in March 2003 by one of the Company’s competitors, Digimarc ID Systems LLC. The suit claims that the Department of Motor Vehicle Safety did not comply with its own bid process when selecting a vendor for the digital drivers’ license program. The merits of Digimarc’s claims against the Department of Motor Vehicle Safety are to be addressed in further court proceedings. The Department of Motor Vehicle Safety has confirmed that the Company’s contract with them remains in place.